EXHIBIT 99.1

EXEEXHIBIT 99.1

CONTACT:	JOSEPH MACNOW
(212) 894-7000

888 Seventh Avenue New York, NY 10019

FOR IMMEDIATE RELEASE – February 12, 2018
Vornado Announces Fourth Quarter 2017 Financial Results
NEW YORK.......VORNADO REALTY TRUST (NYSE: VNO) filed its Form 10-K for the year ended December 31, 2017 today and reported its financial results below. The financial results treat as "discontinued operations" the Company's former Washington, DC segment, which was spun off to shareholders on July 17, 2017.
Quarter Ended December 31, 2017 Financial Results

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NET INCOME attributable to common shareholders for the quarter ended December 31, 2017 was $27.3 million, or $0.14 per diluted share, compared to $651.2 million, or $3.43 per diluted share, for the prior year's quarter. Adjusting net income attributable to common shareholders (non-GAAP) for the items listed in the table on the following page, net income attributable to common shareholders for the quarters ended December 31, 2017 and 2016 was $65.5 million and $77.8 million, or $0.34 and $0.41 per diluted share, respectively.

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FUNDS FROM OPERATIONS attributable to common shareholders plus assumed conversions (non-GAAP) ("FFO") for the quarter ended December 31, 2017 was $153.2 million, or $0.80 per diluted share, compared to $797.7 million, or $4.20 per diluted share, for the prior year's quarter.  Adjusting FFO for the items listed in the table on page 3, FFO for the quarters ended December 31, 2017 and 2016 was $187.6 million and $193.2 million, or $0.98 and $1.02 per diluted share, respectively.

Year Ended December 31, 2017 Financial Results

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NET INCOME attributable to common shareholders for the year ended December 31, 2017 was $162.0 million, or $0.85 per diluted share, compared to $823.6 million, or $4.34 per diluted share, for the prior year.  Adjusting net income attributable to common shareholders (non-GAAP) for the items listed in the table on the following page, net income attributable to common shareholders for the years ended December 31, 2017 and 2016 was $251.0 million and $229.2 million, or $1.31 and $1.21 per diluted share, respectively.

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FFO (non-GAAP) for the year ended December 31, 2017 was $717.8 million, or $3.75 per diluted share, compared to $1,457.6 million, or $7.66 per diluted share, for the prior year.  Adjusting FFO for the items listed in the table on page 3, FFO for the years ended December 31, 2017 and 2016 was $713.8 million and $683.4 million, or $3.73 and $3.59 per diluted share, respectively.

Supplemental Financial Information
Further details regarding results of operations, properties and tenants can be accessed at the Company's website www.vno.com.  Vornado Realty Trust is a fully – integrated equity real estate investment trust.
Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see "Risk Factors" in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2017.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(tables to follow)

The following table reconciles our net income attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Quarters Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016
Net income attributable to common shareholders	$27,319	$651,181	$162,017	$823,606
Per diluted share	$0.14	$3.43	$0.85	$4.34

Certain items that impact net income attributable to common shareholders:
JBG SMITH Properties which is treated as a discontinued operation:
Transaction costs	$(1,617)	$(11,989)	$(68,662)	$(16,586)
Operating results through July 17, 2017 spin-off	—	20,523	47,752	87,237
	(1,617)	8,534	(20,910)	70,651

Tax expense related to the reduction of our taxable REIT subsidiaries deferred tax assets	(34,800)	—	(34,800)	—
Expense related to the prepayment of our 2.50% senior unsecured notes due 2019	(4,836)	—	(4,836)	—
666 Fifth Avenue Office Condominium (49.5% interest)	(3,042)	(7,869)	(25,414)	(41,532)
Income (loss) from real estate fund investments, net	529	(34,704)	(10,804)	(21,042)
Net gain on extinguishment of Skyline properties debt	—	487,877	—	487,877
Income from the repayment of our investments in 85 Tenth Avenue loans and preferred equity	—	160,843	—	160,843
Net gain on sale on our 20% interest in Fairfax Square	—	15,302	—	15,302
Our share of impairment on India non-depreciable real estate	—	(13,962)	—	(13,962)
Default interest on Skyline properties mortgage loan	—	(2,480)	—	(7,823)
Impairment loss on our investment in Pennsylvania REIT	—	—	(44,465)	—
Net gain resulting from Urban Edge Properties operating partnership unit issuances	—	—	21,100	—
Our share of net gain on sale of property of Suffolk Downs JV	—	—	15,314	—
Net gain on repayment of Suffolk Downs JV debt investments	—	—	11,373	—
Our share of write-off of deferred financing costs	—	—	(3,819)	—
Skyline properties impairment loss	—	—	—	(160,700)
Net gain on sale of 47% ownership interest in 7 West 34th Street	—	—	—	159,511
Preferred share issuance costs (Series J redemption)	—	—	—	(7,408)
Other	3,084	(2,942)	2,060	(8,298)
	(40,682)	610,599	(95,201)	633,419
Noncontrolling interests' share of above adjustments	2,522	(37,185)	6,267	(38,972)
Total of certain items that impact net income attributable to common shareholders, net	$(38,160)	$573,414	$(88,934)	$594,447

Net income attributable to common shareholders, as adjusted (non-GAAP)	$65,479	$77,767	$250,951	$229,159
Per diluted share (non-GAAP)	$0.34	$0.41	$1.31	$1.21

The following table reconciles our FFO (non-GAAP) to FFO, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Quarters Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016
FFO (non-GAAP) (1)	$153,151	$797,734	$717,805	$1,457,583
Per diluted share (non-GAAP)	$0.80	$4.20	$3.75	$7.66

Certain items that impact FFO:
JBG SMITH Properties which is treated as a discontinued operation:
Transaction costs	$(1,617)	$(11,989)	$(68,662)	$(16,586)
Operating results through July 17, 2017 spin-off	—	57,147	122,201	226,288
	(1,617)	45,158	53,539	209,702

Tax expense related to the reduction of our taxable REIT subsidiaries deferred tax assets	(34,800)	—	(34,800)	—
Expense related to the prepayment of our 2.50% senior unsecured notes due 2019	(4,836)	—	(4,836)	—
666 Fifth Avenue Office Condominium (49.5% interest)	1,103	808	13,164	10,925
Income (loss) from real estate fund investments, net	529	(34,704)	(10,804)	(21,042)
Net gain on extinguishment of Skyline properties debt	—	487,877	—	487,877
Income from the repayment of our investments in 85 Tenth Avenue loans and preferred equity	—	160,843	—	160,843
Our share of impairment on India non-depreciable real estate	—	(13,962)	—	(13,962)
Impairment loss on our investment in Pennsylvania REIT	—	—	(44,465)	—
Net gain resulting from Urban Edge Properties operating partnership unit issuances	—	—	21,100	—
Net gain on repayment of our Suffolk Downs JV debt investments	—	—	11,373	—
Our share of write-off of deferred financing costs	—	—	(3,819)	—
Preferred share issuance costs (Series J redemption)	—	—	—	(7,408)
Other	2,945	(2,324)	3,801	(2,454)
	(36,676)	643,696	4,253	824,481
Noncontrolling interests' share of above adjustments	2,274	(39,201)	(264)	(50,293)
Total of certain items that impact FFO, net	$(34,402)	$604,495	$3,989	$774,188

FFO, as adjusted (non-GAAP)	$187,553	$193,239	$713,816	$683,395
Per diluted share (non-GAAP)	$0.98	$1.02	$3.73	$3.59
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(1)	See page 5 for a reconciliation of our net income attributable to common shareholders to FFO (non-GAAP) for the quarters and years ended December 31, 2017 and 2016.

VORNADO REALTY TRUST
OPERATING RESULTS FOR THE QUARTERS AND YEARS ENDED
DECEMBER 31, 2017 AND 2016

(Amounts in thousands, except per share amounts)	For the Quarters Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016
Revenues	$536,226	$513,974	$2,084,126	$2,003,742

Income from continuing operations	$52,278	$195,428	$277,356	$577,010
Income (loss) from discontinued operations	1,273	509,116	(13,228)	404,912
Net income	53,551	704,544	264,128	981,922
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	(7,366)	5,010	(25,802)	(21,351)
Operating Partnership	(1,853)	(42,244)	(10,910)	(53,654)
Net income attributable to Vornado	44,332	667,310	227,416	906,917
Preferred share dividends	(17,013)	(16,129)	(65,399)	(75,903)
Preferred share issuance costs (Series J redemption)	—	—	—	(7,408)
Net income attributable to common shareholders	$27,319	$651,181	$162,017	$823,606

Income per common share - Basic:
Income from continuing operations, net	$0.14	$0.91	$0.92	$2.35
Income (loss) from discontinued operations, net	—	2.53	(0.07)	2.01
Net income per common share	$0.14	$3.44	$0.85	$4.36
Weighted average shares outstanding	189,898	189,013	189,526	188,837

Income per common share - Diluted:
Income from continuing operations, net	$0.14	$0.91	$0.91	$2.34
Income (loss) from discontinued operations, net	—	2.52	(0.06)	2.00
Net income per common share	$0.14	$3.43	$0.85	$4.34
Weighted average shares outstanding	191,020	190,108	191,258	190,173

FFO (non-GAAP)	$153,151	$797,734	$717,805	$1,457,583
Per diluted share (non-GAAP)	$0.80	$4.20	$3.75	$7.66

FFO, as adjusted (non-GAAP)	$187,553	$193,239	$713,816	$683,395
Per diluted share (non-GAAP)	$0.98	$1.02	$3.73	$3.59

Weighted average shares used in determining FFO per diluted share	191,063	190,108	191,304	190,173

The following table reconciles net income attributable to common shareholders to FFO (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Quarters Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016
Net income attributable to common shareholders	$27,319	$651,181	$162,017	$823,606
Per diluted share	$0.14	$3.43	$0.85	$4.34

FFO adjustments:
Depreciation and amortization of real property	$106,017	$133,389	$467,966	$531,620
Net gains on sale of real estate	308	(15,302)	(3,489)	(177,023)
Real estate impairment losses	—	—	—	160,700
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	28,247	37,160	137,000	154,795
Net gains on sale of real estate	(593)	(12)	(17,777)	(2,853)
Real estate impairment losses	145	792	7,692	6,328
	134,124	156,027	591,392	673,567
Noncontrolling interests' share of above adjustments	(8,310)	(9,495)	(36,728)	(41,267)
FFO adjustments, net	$125,814	$146,532	$554,664	$632,300

FFO attributable to common shareholders (non-GAAP)	$153,133	$797,713	$716,681	$1,455,906
Convertible preferred share dividends	18	21	77	86
Earnings allocated to Out-Performance Plan units	—	—	1,047	1,591
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$153,151	$797,734	$717,805	$1,457,583
Per diluted share (non-GAAP)	$0.80	$4.20	$3.75	$7.66
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure.  FFO may not be comparable to similarly titled measures employed by other companies.  A reconciliation of our net income to FFO is provided above.  In addition to FFO, we also disclose FFO, as adjusted.  Although this non-GAAP measure clearly differs from NAREIT's definition of FFO, we believe it provides a meaningful presentation of operating performance.  Reconciliations of FFO to FFO, as adjusted are provided on page 3 of this press release.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, February 13, 2018 at 10:00 a.m. Eastern Time (ET).  The conference call can be accessed by dialing 800-708-4540 (domestic) or 847-619-6397 (international) and indicating to the operator the passcode 46251598.  A telephonic replay of the conference call will be available from 1:00 p.m. ET on February 13, 2018 through March 15, 2018.  To access the replay, please dial 888-843-7419 and enter the passcode 46251598#.  A live webcast of the conference call will be available on the Company's website at www.vno.com and an online playback of the webcast will be available on the website for 90 days following the conference call.
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